Exhibit 99.1

QHSLab Continues to Lead the Way in Digital Healthcare with Impressive Year-to-Date Achievements in Patient-Centric Innovations and Advancements in Behavioral Healthcare

WEST PALM BEACH, FL, October 18, 2023 (GLOBE NEWSWIRE) — QHSLab, Inc. (the “Company”) (OTCQB: USAQ), a company focused on providing clinicians with tools to leverage proactive, value-based healthcare solutions through emerging digital health and point-of-care technologies, is proud to announce a series of accomplishments year-to-date (YTD) demonstrating the company’s commitment to transforming patient care through technology and innovation.

Assessment Adoption, Reimbursement, and Success

In the first nine months of this year, QHSLab conducted over 30,000 patient digital medicine assessments through participating healthcare providers. These assessments include Q-Scale mental health evaluations, allergy and asthma assessments, PHQ-GAD psychological screening assessments, preventive health habits assessments, chronic pain monitoring, medical nutrition assessments, and environmental and food allergy skin tests. Of those assessed for allergies and asthma, approximately 800 patients initiated allergen immunotherapy for their diagnosed allergic disease during the period. The 2024 assessment run rate at QHSLab is expected to exceed 65,000, and it is anticipated to increase further as new physician clients come on board in Q4 2023.

QHSLab digital medicine assessments translate into a substantial increase in revenue for healthcare practices that utilize the Company’s innovative solutions. By providing physicians with a means to remotely connect with their patients, particularly in the critical area of mental health, QHSLab enables healthcare providers to offer previously unavailable services. Physician clients have shared that their reimbursements have increased by 20-30% as a result of adding QHSLab digital health services to their practices. The data collected and statistically evaluated also indicates a clear direction toward predicting excess health care utilization, such as hospital bed days and emergency room encounters from patients that experience negative quality of life scores from their Q-Scale assessments, demonstrating the ability of the Company’s assessments to identify means of reducing future health care costs. Preliminary outcomes data shows that healthcare providers can enhance a patient’s quality of life through digital medicine programs, a bright light for the future of healthcare.

The Company’s unaudited revenues for the nine months ended September 30, 2023, were over $1 million on growing gross profit margins. Complete earnings will be reported in the quarterly filing to be released before the deadline in November.

The inception of Q4 has seen a notable surge in new business for QHSLab’s Integrated Service Program (ISP), particularly in South Florida. Forecasts suggest that the ISP service line is on track to double its daily output by the year’s end.

The Solution for Today’s Most Pressing Health Issues

QHSLab’s comprehensive end-to-end digital medicine solution enables physicians to adopt a forward-thinking mindset. By leveraging our platform, healthcare professionals can better address the mental health needs of their patients, acknowledging that mental health is as important as other vital signs healthcare providers routinely measure, such as blood pressure, weight, height, and temperature. The QHSLab platform’s clinical bandwidth has been expanded to address front-line mental health disorders such as depression, anxiety, sleep issues, persistent pain and imminent risk alerts for suicide ideation and/or self-harm.

One physician client recently commented: “I want to relay how excited and impressed I am with the initial results we have garnered. Even before our official launch, we’ve identified a handful of “rule-in patients,” and these are literally lifesaving interventions we are performing. This new approach to behavioral health care is unlike anything I’ve encountered before, even with my long history as an executive working directly in major health plans. I’m thrilled to integrate QHSLab into my family medicine practice. Behavioral health is often overlooked in medicine, but we can seamlessly adapt to almost any clinical setting with this care model. The QHSLab platform is an ideal model for improving outcomes in care, case management, and healthcare over/under-utilization management. I’m more than happy to be a vocal advocate for this innovative approach.”

Key Platform Technological Developments

QHSLab has introduced substantial improvements to user functionality. These enhancements encompass advanced clinical management filters, electronic health record demographic matching, and efficient mass data entry capabilities. Additionally, we’ve added features for multi-language support and preferred language selection for patient communication, assessments, and personalized feedback. Our repertoire now includes immediate patient interaction tools like patient report cards and automated patient self-management educational and preventive care resources based on the patient’s condition and preferences.

Research and Development

QHSLab remains committed to advancing its research efforts and has collaborated with the University of Miami Jackson Memorial ENT department. We have reviewed a continually expanding dataset with more than 9,000 patients who have completed the published QHSLab Allergy Management Evaluation assessment.

What The Data Points Show:

● Results suggest that patients’ perception of their health is closely linked to allergy severity scores and that lower severity scores are associated with better-perceived patient health.

● Patients with moderate to severe allergy scores may be underutilizing or not optimizing treatments such as intranasal steroids and are more frequently using nasal decongestant sprays, which could be worsening their symptoms.

● Students’ t-tests revealed that patients reported statistically significant P<0.001 lower severity scores at follow-up (16.99 ± 19.00) than at baseline. (20.27 ± 18.60).

● Digital medicine tools may help detect uncontrolled or untreated patients with rhinosinusitis in the primary care setting. This may lead to implementing optimal treatment, patient education initiatives, and earlier referrals to subspecialists.

“We are thrilled with our success in the first nine months of this year,” said President and CEO Troy Grogan. “Our platform demonstrates growth and success in addressing some of society’s most pressing health concerns.”

For more information, please visit usaqcorp.com

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving the revenues of their practice.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

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